Exhibit 99.1

Investor and Financial Contacts:

Amanda Clardy

Vice President, Investor Relations

(760) 603-7200

FOR IMMEDIATE RELEASE

Invitrogen Announces Third Quarter 2008 Financial Results

Third quarter revenue of $362 million, 15 percent increase

Third quarter GAAP EPS of $0.26 and non-GAAP EPS $0.69

Free cash flow $61 million for the quarter

CARLSBAD, Calif— October 21, 2008—Invitrogen Corporation (Nasdaq:IVGN) today announced results for its third quarter ended September 30, 2008. Revenues for the third quarter were $362 million, an increase of 15 percent over the $315 million reported for the third quarter of 2007.

“We’re extremely pleased with our performance this quarter and our ability to once again deliver value to our shareholders,” said Gregory T. Lucier, Chairman and Chief Executive Officer of Invitrogen. “These results demonstrate we can continue to optimize our core business while dedicating sizable resources to make our integration with Applied Biosystems a success.”

Third quarter diluted earnings per share were $0.26, which includes $0.06 per share of stock option expensing, $0.12 per share of amortization expense, $0.19 per share of in-process R&D expenses and $0.06 of business integration costs and other expenses. On a non-GAAP basis, which excludes these items, diluted earnings per share were $0.69, an increase of 21 percent over the same period last year.

Analysis of Third Quarter 2008 Results

•

Third quarter 2008 revenues increased 15 percent over the previous year as a result of increased royalty revenue, improved price and volume in all regions, as well as positive currency benefits. Organic revenue growth, without the impact from currency and acquisitions, was 10 percent. Revenue from foreign exchange contributed approximately $11 million, or three points of growth.

•

Gross margin, on a non-GAAP basis, was 65.6 percent in the third quarter. This represents an increase of 120 basis points from the same period in the prior year, due to positive price realization and increased royalty and licensing revenue.

•

Non-GAAP operating margin was 26.2 percent in the third quarter, representing an increase of 160 basis points over the same period in 2007, mainly as a result of improved gross margin and operating expense leverage.

•

Non-GAAP tax rate was 28 percent, two and a half points below prior year levels. The decrease was a result of earnings growth in lower tax rate jurisdictions and lower than expected taxes due on prior year returns, net of the loss of the federal R&D tax credit, which expired at the end of 2007.

# # #

•	Weighted shares outstanding were 97 million in the third quarter.

•

Cash flow from operating activities for the third quarter was $86 million. Third quarter capital expenditures were $25 million and free cash flow was $61 million. The company ended the third quarter with $676 million in cash & short-term investments.

•

The following analysis of diluted earnings per share identifies specific items that affect the comparability of results between periods. Reconciliations between Invitrogen’s results and non-GAAP results for the periods reported are presented in the attached tables and on the company’s Investor Relations page at www.invitrogen.com.

	Three Months Ending September 30,
	2008	2007	%Change
GAAP earnings per share	$0.26	$0.32	(19%)
Amortization of acquisition related expenses	$0.12	$0.18	(33%)
Stock option expense (FAS123R)	$0.06	$0.06	—
In-process R&D expense	$0.19	—	n/a
Business integration and other charges	$0.06	$0.01	n/a

Non-GAAP earnings per share	$0.69	$0.57	21%

Segment and Geographic Highlights

•

BioDiscovery revenue was $249 million in the third quarter, an increase of 13 percent over the same period the previous year. Organic revenue growth, which excludes the impact from currency, was 10 percent. Revenue growth was a result of positive price realization, volume growth and royalty and licensing revenue.

•	BioDiscovery non-GAAP gross margins increased 230 basis points year-over-year due to positive price realization, royalty and licensing revenue growth and mix.

•

Cell Systems revenue was $112 million in the third quarter 2008, an increase of 19 percent over the same period the previous year. Organic revenue growth, which excludes the impact from currency and acquisitions, was 10 percent. Cell culture research had another quarter of low double digit growth and production media and sera grew in the double digits, as expected.

•

Cell Systems non-GAAP gross margins decreased by 90 basis points year-over-year, as expected, mostly attributable to a higher mix of revenue from production sera and acquisitions, which have lower gross margins.

•	Revenue growth, excluding impact from currency, by region for the third quarter was 11 percent in the Americas, 8 percent in Europe and 11 percent in Asia Pacific.

•	Orders transacted through e-commerce channels were 63 percent in the Americas during the third quarter and over 50 percent globally.

•	New technology highlights included:

•	Further expansion into the applied markets with the launch of the Dynabeads® MAX Legionella, which enables a unique process for targeting and concentrating legionella from environmental water samples.

# # #

•

Stem cell offerings expanded even further by licensing of the engineered stem cell line BG01 Olig2-GFP from the Buck Institute for Age Research, used in the study of neural cells in neurodegenerative disease.

•	Purchase of Visigen Biotechnologies, a small technology acquisition that further enhances Invitrogen’s intellectual property estate in single molecule DNA sequencing.

•

The company was also selected as a new member of the Dow Jones Sustainability World Index (DJSI World) and named the leader of the biotechnology sector for 2008. Invitrogen ranked among the top 10 percent of the world’s 2,500 largest companies in terms of sustainability for its performance in corporate governance, labor practices, talent development, community involvement, workplace safety, climate change and environmental management.

Fourth Quarter 2008 Outlook

Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company expects fourth quarter 2008 organic revenue, excluding the impact from currency and acquisitions, to increase in the mid single digits. Non-GAAP earnings per share are expected to increase at a rate of one and a half to two times that of total revenue. The company will provide further detail on its business outlook during the conference call today.

Conference Call and Webcast Details

The company will discuss its financial and business results as well as its business outlook on its conference call at 4:30 p.m. Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations website at www.invitrogen.com.

The webcast can be accessed on Invitrogen’s website at www.invitrogen.com on the Investor Relations home page. Alternatively, callers may listen to the live conference call by dialing 800.299.0433 (domestic) or 617.801.9712 (international) and use passcode 59590328. A replay of the webcast will be available on the Company’s website through Tuesday, November 11, 2008.

About Invitrogen

Invitrogen Corporation (Nasdaq:IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, stem cells, cell therapy, and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California, and conducts business in more than 70 countries around the world. The company employs approximately 4,700 scientists and other professionals and had revenues of approximately $1.3 billion in 2007. For more information, visit www.invitrogen.com.

# # #

Statement Regarding Use of Non-GAAP Measures

We regularly have reported non-GAAP measures for net income and earnings per share as non-GAAP results. These measures are provided as supplementary information and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are limited because they do not reflect the entirety of our business results.

We define our non-GAAP results as our GAAP results excluding the after tax impact of the following:

•	Acquisition related amortization;
•	In process research and development expenses;
•	Acquisition related gains and losses;
•	Asset impairment charges related to a portfolio review;
•	Business consolidation costs required to realize revenue and cost synergies from combining our acquired entities with our existing operations;
•	Certain significant one time events that are unlikely to recur; and
•	Share based payment expenses as a result of adoption of FAS123R.

Management views these excluded items as not indicative of the operating results or cash flows of its operations and excludes these items as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. This presentation of our non-GAAP results is consistent with how management internally evaluates the performance of its operations.

We encourage investors to carefully consider our results under GAAP, as well as our non-GAAP disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and non-GAAP results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and non-GAAP earnings per share; 2) plans regarding our share repurchase program; 3) momentum in 2008; 4) plans to sustain and expand organic growth and increase operating margins; and 5) plans to acquire Applied Biosystems, Inc. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) the Company’s ability to identify promising technology and new product development opportunities; b) the Company’s repurchase shares of its common stock at prices that are acceptable to its Board of Directors and management; c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets; and d) the closing conditions in the Agreement & Plan of Merger to acquire Applied Biosystems, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

# # #

Additional Information and Where to Find It

In connection with the proposed transaction, Invitrogen and Applied Biosystems have filed a joint proxy statement/prospectus as part of a registration statement on Form S-4 regarding the proposed transaction with the Securities and Exchange Commission, or SEC. The definitive joint proxy statement/prospectus has been mailed to shareholders of both companies. A supplement to the definitive joint proxy statement / prospectus has been filed with the SEC and mailed to stockholders of both companies. Investors and security holders are urged to read the joint proxy statement/prospectus in its entirety, including the supplement thereto, because it contains important information about Invitrogen and Applied Biosystems and the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus, including the supplement thereto, and other documents at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus, including the supplement thereto, and other relevant documents may also be obtained free of charge from Invitrogen by directing such requests to: Invitrogen Corporation, Attention: Investor Relations, 5791 Van Allen Way, Carlsbad, CA 92008, and from Applied Biosystems Inc. at: Applied Biosystems Inc., Attention: Investor Relations 850 Lincoln Center Drive, Foster City, CA 94404.

Participants in the Solicitation

Invitrogen and Applied Biosystems and their respective directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning all of the participants in the solicitation is included in the joint proxy statement/prospectus relating to the proposed merger. This document is available free of charge from several sources: the Securities and Exchange Commission’s Web site at http://www.sec.gov; Invitrogen Investor Relations, telephone: 760-603-7200; Invitrogen’s investor relations website at www.invitrogen.com; Applied Biosystems Investor Relations, telephone (650) 554-2449; or Applied Biosystems investor relations website at www.appliedbiosystems.com.

# # #

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the three months ended September 30, 2008				For the three months ended September 30, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$361,696	$—		$361,696	$314,959	$—		$314,959
Cost of revenues	125,865	(1,405	)(2)(3)	124,460	113,875	(1,866	)(2)(3)	112,009
Purchased intangibles amortization	17,677	(17,677	)(4)	—	26,294	(26,294	)(4)	—

Gross profit	218,154	19,082		237,236	174,790	28,160		202,950

Gross margin	60.3%			65.6%	55.5%			64.4%
Operating expenses:
Sales and marketing	71,678	(2,249	)(3)	69,429	63,864	(1,486	)(3)	62,378
General and administrative	46,623	(3,999	)(3)	42,624	40,430	(4,842	)(3)	35,588
Research and development	31,430	(918	)(3)	30,512	28,571	(1,006	)(3)	27,565
Purchased in-process research and development	18,901	(18,901	)(4)	—
Business consolidation costs	14,176	(14,176	)(5)	—	2,267	(2,267	)(5)	—

Total operating expenses	182,808	(40,243)		142,565	135,132	(9,601)		125,531

Operating income	35,346	59,325		94,671	39,658	37,761		77,419
Operating margin	9.8%			26.2%	12.6%			24.6%
Interest income	6,263	—		6,263	7,713	—		7,713
Interest expense	(6,860)	—		(6,860)	(6,933)	—		(6,933)
Other income (expense), net	(629)	—		(629)	1,516	—		1,516

Total other income (expense), net	(1,226)	—		(1,226)	2,296	—		2,296

Income from continuing operations before provision for income taxes	34,120	59,325		93,445	41,954	37,761		79,715
Income tax provision	(8,892)	(17,229	)(6)	(26,121)	(11,464)	(12,881	)(6)	(24,345)

Income from continuing operations	$25,228	$42,096		$67,324	$30,490	$24,880		$55,370
Income from discontinued operations, net of tax	$—	$—		$—	$506	$(506)		$—

Net income	$25,228	$42,096		$67,324	$30,996	$24,374		$55,370
Effective tax rate for continuing operations	26.1%			28.0%	27.3%			30.5%
Add back interest expense for subordinated debt, net of tax	34	—		34	33	—		33

Numerator for diluted continuing earnings per share	$25,262	$42,096		$67,358	$30,523	$24,880		$55,403

Earnings per common share:
Basic earnings per share from continuing operations	$0.27			$0.73	$0.33			$0.60

Basic earnings per share from discontinued operations	$—			$—	$0.01			$—

Diluted earnings per share from continuing operations	$0.26			$0.69	$0.32			$0.57

Diluted earnings per share from discontinued operations	$—			$—	$0.01			$—

Weighted average shares used in per share calculation:
Basic	92,298			92,298	92,630			92,630
Diluted	96,995			96,995	96,396			96,396

(1)

The Company has regularly reported Non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from Non-GAAP results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $0.5 million and $0.5 million for the three months ended September 30, 2008 and 2007, respectively.

(3)

Add back stock option expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $8.0 million and $8.7 million for the three months ended September 30, 2008 and 2007, respectively.

(4)	Add back amortization of purchased intangibles and write off of purchased in-process research and development.

(5)	Add back business consolidation costs.

(6)

Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2008 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the nine months ended September 30, 2008				For the nine months ended September 30, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$1,079,705	$—		$1,079,705	$945,302			$945,302
Cost of revenues	365,688	(4,495	)(2)(3)	361,193	341,799	(4,846	)(2)(3)	336,953
Purchased intangibles amortization	51,995	(51,995	)(4)	—	81,837	(81,837	)(4)	—

Gross profit	662,022	56,490		718,512	521,666	86,683		608,349

Gross margin	61.3%			66.5%	55.2%			64.4%
Operating expenses:
Sales and marketing	215,315	(5,885	)(3)	209,430	183,515	(4,661	)(3)	178,854
General and administrative	132,247	(12,681	)(3)	119,566	125,742	(15,163	)(3)	110,579
Research and development	95,235	(2,803	)(3)	92,432	84,620	(3,150	)(3)	81,470
Purchased in-process research and development	18,901	(18,901	)(4)	—
Business consolidation costs	16,090	(16,090	)(5)	—	4,789	(4,789	)(5)	—

Total operating expenses	477,788	(56,360)		421,428	398,666	(27,763)		370,903

Operating income	184,234	112,850		297,084	123,000	114,446		237,446
Operating margin	17.1%			27.5%	13.0%			25.1%
Interest income	20,535	—		20,535	19,613	—		19,613
Interest expense	(20,621)	—		(20,621)	(21,061)	—		(21,061)
Other income	808	—		808	1,612	—		1,612

Total other income (expense), net	722	—		722	164	—		164

Income from continuing operations before provision for income taxes	184,956	112,850		297,806	123,164	114,446		237,610
Income tax provision	(48,132)	(35,083	)(6)	(83,215)	(33,385)	(39,110	)(6)	(72,495)

Income from continuing operations	$136,824	$77,767		$214,591	$89,779	$75,336		$165,115
Income from discontinued operations, net of tax	$1,359	$(1,359)		$—	$12,361	$(12,361)		$—

Net income	$138,183	$76,408		$214,591	$102,140	$62,975		$165,115
Effective tax rate for continuing operations	26.0%			27.9%	27.1%			30.5%
Add back interest expense for subordinated debt, net of tax	101	—		101	113	—		113

Numerator for diluted continuing earnings per share	$136,925	$77,767		$214,692	$89,892	$75,336		$165,228

Earnings per common share:
Basic earnings per share from continuing operations	$1.48			$2.32	$0.96	$—		$1.77

Basic earnings per share from discontinued operations	$0.01			$—	$0.13	$—		$—

Diluted earnings per share from continuing operations	$1.41			$2.21	$0.93	$—		$1.72

Diluted earnings per share from discontinued operations	$0.01			$—	$0.13	$—		$—

Weighted average shares used in per share calculation:
Basic	92,357			92,357	93,420	—		93,420
Diluted	97,329			97,329	96,152	—		96,152

(1)

The Company has regularly reported Non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from Non-GAAP results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $1.4 million and $0.5 for the nine months ended September 30, 2008 and 2007, respectively.

(3)

Add back stock option expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $24.5 million and $27.4 million for the nine months ended September 30, 2008 and 2007, respectively.

(4)	Add back amortization of purchased intangibles and write off of purchased in-process research and development.

(5)	Add back business consolidation costs.

(6)

Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2008 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(in thousands) (unaudited)	Bio- Discovery	Cell Systems	Unallocated(1)	Total
Segment results for the three months ended September 30, 2008
Revenues	$249,391	$112,305	$—	$361,696

Gross profit	178,235	59,001	(19,082)	218,154

Gross margin	71.5%	52.5%		60.3%
Selling and administrative	80,177	31,876	6,248	118,301
Research and development	25,905	4,607	918	31,430
Purchased in-process research and development	—	—	18,901	18,901
Business consolidation costs	—	—	14,176	14,176

Operating income (loss)	$72,153	$22,518	$(59,325)	$35,346

Operating margin	28.9%	20.1%		9.8%
Segment results for the three months ended September 30, 2007
Revenues	$220,366	$94,593	$—	$314,959

Gross profit	152,383	50,567	(28,160)	174,790

Gross margin	69.1%	53.5%		55.5%
Selling and administrative	72,260	25,706	6,328	104,294
Research and development	24,141	3,424	1,006	28,571
Purchased in-process research and development	—	—	—	—
Business consolidation costs	—	—	2,267	2,267

Operating income (loss)	$55,982	$21,437	$(37,761)	$39,658

Operating margin	25.4%	22.7%		12.6%

(1)

Unallocated items for the three months ended September 30, 2008 and 2007 include noncash charges for purchase accounting inventory revaluations of $0.5 million and $0.5 million, amortization of purchased intangibles of $17.7 million and $26.3 million, business consolidation costs of $14.2 million and $2.3 million, write off of purchased in-process research and development of $18.9 million and zero, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $8.0 million and $8.7 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally noncash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(in thousands) (unaudited)	Bio- Discovery	Cell Systems	Unallocated(1)	Total
Segment results for the nine months ended September 30, 2008
Revenues	$749,743	$329,962	$—	$1,079,705

Gross profit	541,817	176,695	(56,490)	662,022

Gross margin	72.3%	53.6%		61.3%
Selling and administrative	237,142	91,854	18,566	347,562
Research and development	79,887	12,545	2,803	95,235
Purchased in-process research and development	—	—	18,901	18,901
Business consolidation costs	—	—	16,090	16,090

Operating income (loss)	$224,788	$72,296	$(112,850)	$184,234

Operating margin	30.0%	21.9%		17.1%
Segment results for the nine months ended September 30, 2007
Revenues	$663,193	$282,109	$—	$945,302

Gross profit	465,866	142,483	(86,683)	521,666

Gross margin	70.2%	50.5%		55.2%
Selling and administrative	215,255	74,178	19,824	309,257
Research and development	71,361	10,109	3,150	84,620
Purchased in-process research and development	—	—	—	—
Business consolidation costs	—	—	4,789	4,789

Operating income (loss)	$179,250	$58,196	$(114,446)	$123,000

Operating margin	27.0%	20.6%		13.0%

(1)

Unallocated items for the nine months ended September 30, 2008 and 2007 include noncash charges for purchase accounting inventory revaluations of $1.4 million and $0.5 million, amortization of purchased intangibles of $52.0 million and $81.8 million, business consolidation costs of $16.1 million and $4.8 million, write off of purchased in-process research and development of $18.9 million and zero, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $24.5 million and $27.4 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally noncash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended September 30,
(in thousands) (unaudited)	2008	2007
Net income	$138,183	$102,140
Add back amortization and share-based compensation	85,025	117,363
Add back depreciation	30,387	27,745
Balance sheet changes	(33,350)	(28,003)
Other noncash adjustments	14,296	5,763

Net cash provided by operating activities	234,541	225,008
Capital expenditures	(52,846)	(35,858)

Free cash flow	181,695	189,150
Net cash (used in) provided by investing activities	(56,438)	150,961
Net cash used in financing activities	(43,057)	(118,977)
Effect of exchange rate changes on cash	(15,265)	6,902

Net increase in cash and cash equivalents	$66,935	$228,036

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$675,846	$671,293
Trade accounts receivable, net of allowance for doubtful accounts	197,999	192,137
Inventories	206,581	172,692
Deferred income taxes	30,285	20,699
Prepaid expenses and other current assets	37,371	33,663

Total current assets	1,148,082	1,090,484
Property and equipment, net	344,094	319,653
Goodwill	1,543,167	1,528,779
Intangible assets, net	262,071	286,521
Long-term investments	36,587	753
Other assets	62,072	103,557

Total assets	$3,396,073	$3,329,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2	$124
Accounts payable, accrued expenses and other current liabilities	243,704	225,218
Income taxes	—	9,071

Total current liabilities	243,706	234,413
Liabilities of discontinued operations	—	2,506
Long-term debt	1,150,962	1,150,700
Pension liabilities	21,620	28,428
Income taxes	117,446	129,466
Other long-term liabilities	20,772	18,787
Stockholders’ equity	1,841,567	1,765,447

Total liabilities and stockholders’ equity	$3,396,073	$3,329,747